Origin Materials, Inc. Reports Financial Results for Fourth Quarter 2021

– Origin 2 Site Selected in Geismar, Louisiana –

– Origin to Receive $400 Million Private Activity Bond Volume Cap Allocation and State and Local Incentives Worth More Than $100 Million, Subject to Finalization –

– Origin 1 and 2 Capital Budget, Construction Timeline, and Financing On Track –

– Customer Demand is Strong and Broad Based, Increased Contracted Offtake Agreements and Capacity Reservations to $5.6 Billion –

– Reaffirms 2022 Adjusted EBITDA Forecast Loss of $36 Million –

WEST SACRAMENTO, CA., February 24, 2022 – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (Nasdaq: ORGN, ORGNW), the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials, today announced financial results for its fourth quarter and year ended December 31, 2021.

“I am incredibly proud of what the Origin team accomplished in 2021 and encouraged by the strong momentum that we continue to see for our industry-leading technology platform in 2022 as the world moves aggressively to a zero-carbon future. We remain well-capitalized, on budget, and on track for completion of Origin 1 by the end of 2022. Origin 2 remains on track to be operational by mid-2025. We announced that we have selected Geismar, Louisiana for Origin 2’s location, subject to finalization of economic incentives, and are announcing today the selection of Hunt, Guillot & Associates as the project’s owner’s engineer. After the close of the fourth quarter, we were also pleased to announce new strategic partnerships with Mitsui & Co., Ltd. and Minafin Group, both of which will increase our exposure to a multitude of consumer and industrial end-markets while also expanding our international footprint in Asia and Europe. The demand for ‘net zero’-enabling materials remains strong, and our efforts to commercialize the business have resulted in increased offtake agreements and capacity reservations from our customers and partners to $5.6 billion. This has more than quintupled since our announcement to become a public company in February 2021,” said Rich Riley, Co-Chief Executive Officer of Origin.

Key Company Q4 Highlights
Origin Materials has increased its total signed offtake agreements and capacity reservations to $5.6 billion from $4.2 billion in November 2021. The Company also implemented new and expanded partnerships and customer relationships, including:

•Partnership with Mitsui to industrialize advanced carbon-negative chemicals and materials for the automotive, chemicals, electronics, packaging, textiles, construction, and personal care industries. This partnership with Mitsui also provides Origin further access to the Japanese and international markets.
•Partnership with Minafin Group to industrialize high-value specialty chemicals based on Origin’s carbon-negative materials for applications in the pharmaceutical, agricultural, cosmetics and personal care, and automotive industries.

These partnerships complement Origin’s existing partnerships and customer relationships with industry leaders including Danone, Nestlé Waters, PepsiCo, Ford Motor Company, Mitsubishi Gas Chemical, Kolon Industries, PrimaLoft and Solvay.

Origin 1 and Origin 2 Financing and Construction Update
The Company maintains that the previously disclosed Origin 1 and Origin 2 capital budgets and construction timelines are on track. In addition, Origin continues to expect that the capital projects for Origin 1 and Origin 2 can be fully funded from its existing cash on hand and previously indicated traditional project financing sources. For the financing of Origin 2, the State of Louisiana, pending finalization, is expected to award a Private Activity Bond volume cap allocation to Origin in the amount of $400 million. Private Activity Bonds are tax-exempt bonds authorized by state and local governments for the financing of qualified projects with private capital. Origin also expects to receive more than $100 million in pending state and local incentives.

Origin continues to consult with leading financial institutions that specialize in financing capital projects such as Origin 2. The Company is pleased to reaffirm that its financing assumptions for Origin 2 remain reasonable and achievable. The $400 million Private Activity Bond allocation from the State of Louisiana provides a strong foundation for the financing of Origin 2, and, in combination with certain 2021 Infrastructure Investment and Jobs Act (“IIJA”) provisions, could enable the debt financing of Origin 2 using entirely tax-exempt bonds. Origin also continues to work with leading financial institutions on other forms of traditional private financing and federal loan programs, including through the U.S.D.A. and Department of Energy.

Origin 1 remains on track for mechanical completion by the end of 2022. During the fourth quarter, the ENCON evaporator module system was placed and bolted, three months ahead of the Company's plan announced in April 2021. As previously disclosed, the key production modules were lifted and installed in October 2021, six months ahead of the Company’s plan announced in April 2021. In addition, piping fabrication has begun earlier this year, nearly six months ahead of the schedule announced in April 2021, further de-risking the schedule.

Similarly, Origin 2 remains on track to be operational by mid-2025. As previously announced, working with Worley Limited, Deloitte Consulting, and Fisher International, the Company has selected Geismar, Louisiana for the site of Origin 2, contingent upon finalization of economic incentives. The site offers extensive sustainable wood residue sources, exceptional waterway and rail logistics, and proximity to potential petrochemical partners and talent. In addition, Origin has selected Hunt, Guillot & Associates as its owner’s engineer for Origin 2. Front end design is underway and Origin expects detailed engineering to begin in 2023.

Results for Fourth Quarter and Full Year 2021
Cash, cash equivalents and marketable securities were $444.6 million as of December 31, 2021.
Operating expenses for the fourth quarter were $7.8 million compared to $5.5 million in the prior-year period. Full year 2021 operating expenses were $26.9 million compared to $11.2 million in the prior-year period.

Adjusted EBITDA loss was $6.6 million for the fourth quarter compared to a loss of $3.8 million in the prior-year period. Full year 2021 adjusted EBITDA loss was $20.0 million compared to $9.1 million in the prior-year period.

Net income was $5.2 million for the fourth quarter compared to a net loss of $23.5 million in the prior-year period. Full year 2021 net income was $42.1 million compared to a net loss of $30.3 million in the prior-year period.

Shares outstanding as of December 31, 2021 were 136.8 million excluding 4.5 million shares held by a certain stockholder that are subject to forfeiture based on share price performance targets previously disclosed in our filings.
Full Year 2022 Outlook
Based on current business conditions, business trends and other factors, the Company is providing the following initial guidance for Adjusted EBITDA and capital spending for fiscal year 2022:

•Adjusted EBITDA loss of up to $36 million
•Capital spending is expected to be up to $155 million

For a reconciliation of a non-GAAP figure to the applicable GAAP figure please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release. These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.

Webcast and Conference Call Information
Company management will host a webcast and conference call on February 24, 2022, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s fourth quarter update presentation by logging onto the Investor Relations section of the Company's website at https://investors.originmaterials.com/.

The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or +1-631-891-4304 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921, or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10018099. The replay will be available until 11:59 p.m. Eastern Time on March 10, 2022.

About Origin Materials, Inc.
Headquartered in West Sacramento, Origin Materials is the world's leading carbon negative materials company. Origin’s mission is to enable the world’s transition to sustainable materials. For over a decade, Origin has developed a platform for turning the carbon found in inexpensive, plentiful, non-food biomass such as sustainable wood residues into useful materials while capturing carbon in the process. Origin’s patented technology platform can help revolutionize the production of a wide range of end products, including clothing, textiles, plastics, packaging, car parts, tires, carpeting, toys, and more with a ~$1 trillion addressable market. In addition, Origin’s technology platform is expected to provide stable pricing largely decoupled from the petroleum supply chain, which is exposed to more volatility than supply chains based on sustainable wood residues. Origin’s patented drop-in core technology, economics and carbon impact are supported by a growing list of major global customers and investors. For more information, visit www.originmaterials.com.

Contacts

Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), the Company also uses non-GAAP financial measures, including adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest expense, net of capitalized interest, (iv) change in fair value of derivative liability, (v) change in fair value of warrants liability, (vi) change in fair value of earnout liability, (vii) professional fees related to completed mergers, and (viii) other income, net. The Company believes that these non-GAAP financial measures provide useful information about the Company’s operating results, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

Non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, investors should not consider them in isolation. In addition, calculations of this non-GAAP financial information may be different from calculations used by other companies, and therefore comparability may be limited.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

For more information on this non-GAAP financial measure, please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, estimated total addressable market, access to traditional financing sources, budget and timelines to complete Origin 1 and Origin 2, ability to convert capacity reservations and offtake arrangements into revenue, commercial and operating plans, product development plans, anticipated growth and projected financial information and ability to realize the anticipated benefits of any partnerships discussed in the press release. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; disruptions and other impacts to Origin Materials’ business as a result of the COVID-19 pandemic and other global health or economic crises; changes in customer demand; and those factors discussed in the Quarterly Report on Form 10-Q filed with the SEC on November 12, 2021 under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Origin Materials, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands, except share and per share data)	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$46,637	$1,309
Restricted cash	490	565
Marketable securities	397,458	—
Other receivables	2,612	48
Derivative asset	202	—
Grants receivable	—	—
Prepaid expenses and other current assets	3,774	83
Total current assets	451,173	2,005
Property, plant, and equipment, net	57,185	45,104
Operating lease right-of-use asset	1,782	—
Intangible assets, net	215	258
Other long-term assets	62	62
Total assets	$510,417	$47,429

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,451	$2,700
Accrued expenses	973	593
Operating lease liability, current	280	—
Other liabilities, current	380	—
Derivative liability	103	1,239
Stockholder convertible notes payable	—	3,232
Total current liabilities	4,187	7,764

PPP Loan	—	906
Earnout liability	127,757	—
Canadian Government Research and Development Program Liability	6,762	6,197
Redeemable convertible preferred stock warrants	—	19,233
Assumed common stock warrants liability	52,860	—
Stockholder note	5,189	5,189
Related party other liabilities, long-term	5,720	5,517
Operating lease liability	1,486	—
Other liabilities, long-term	2,946	2,500
Total liabilities	$206,907	$47,306

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 136,801,569 and 70,266,925, issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	16	6
Additional paid-in capital	361,542	98,620
Accumulated deficit	(56,797)	(98,887)
Accumulated other comprehensive income (loss)	(1,251)	384
Total stockholders’ equity	303,510	123
Total liabilities and stockholders’ equity	$510,417	$47,429

Origin Materials, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share and per share data)	2021	2020	2021	2020
Operating Expenses
Research and development	$3,519	$825	$9,124	$4,138
General and administrative	4,055	4,523	17,265	6,563
Depreciation and amortization	181	174	544	479
Total operating expenses and loss from operations	7,755	5,522	26,933	11,180

Other (income) expenses
Interest income	(1,413)	—	(1,413)	—
Interest expense, net of capitalized interest	(1)	174	2,838	341
Change in fair value of derivatives	(100)	1,036	1,326	1,088
Change in fair value of warrants liability	(2,838)	17,370	4,525	18,498
Change in fair value of earnout liability	(8,480)	—	(75,488)	—
Other income, net	(160)	(568)	(811)	(805)
Total other (income) expenses, net	(12,992)	18,012	(69,023)	19,122
Net income (loss)	$5,237	$(23,534)	$42,090	$(30,302)

Other comprehensive income (loss)

Unrealized (loss) on marketable securities	(1,712)	—	(1,712)	—
Foreign currency translation adjustment, net of tax	53	1,804	77	794
Total comprehensive income (loss)	3,578	(21,730)	40,455	(29,508)
Net income (loss) per share, basic	$0.04	$(0.38)	$0.42	$(0.48)
Net income (loss) per share, diluted	$0.04	$(0.38)	$0.40	$(0.48)
Weighted-average common shares outstanding, basic	136,762,136	62,545,275	101,221,781	62,544,933
Weighted-average common shares outstanding, diluted	142,066,042	62,545,275	106,237,754	62,544,933

Origin Materials, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(in thousands)	2021	2020
Cash flows from operating activities
Net income (loss)	$42,090	$(30,302)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	544	479
Amortization on right-of-use asset	280	—
Stock-based compensation	5,767	1,630
Amortization of debt issuance costs	14	90
Accretion of debt discount	2,211	101
Change in fair value of derivative liability	1,326	1,088
Change in fair value of warrants liability	4,525	18,498
Change in fair value of earnout liability	(75,488)	—
Payments on operating lease liabilities	(295)	—
Changes in operating assets and liabilities:
Other receivables	(2,563)	1,007
Grants receivable	—	87
Prepaid expenses and other current assets	(3,652)	53
Increase in other liabilities, current	380	—
Accounts payable	(395)	1,203
Accrued expenses	3,010	349
Related party payable	203	256
Net cash used in operating activities	(22,043)	(5,461)
Cash flows from investing activities
Purchases of property, plant, and equipment, net of grants	(12,268)	(1,786)
Purchases of marketable securities	(2,448,316)	—
Sales of marketable securities	2,024,089	—
Maturities of marketable securities	25,058	—
Capitalized interest on plant construction	(201)	(268)
Net cash used in investing activities	(411,638)	(2,054)
Cash flows from financing activities
Proceeds from stockholders' notes payable, net of debt issuance costs	11,707	3,166
Payment of short-term debt	(906)	—
Proceeds from Canadian Government Research and Development Program	543	2,662
Issuance of common stock	74	1
Business combination, net of issuance costs paid	467,530	—
Net cash provided by financing activities	478,948	5,829
Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	(14)	(52)
Net increase (decrease) in cash and cash equivalents, and restricted cash	45,253	(1,738)
Cash and cash equivalents, and restricted cash, beginning of the period	1,874	3,612
Cash and cash equivalents, and restricted cash, end of the period	$47,127	$1,874

Origin Materials, Inc.
Reconciliation of GAAP and Non-GAAP Results

We believe that the presentation of Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA) is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) interest expense, net of capitalized interest, (v) change in fair value of derivative liabilities, (vi) change in fair value of warrants liability, (vii) change in fair value of earnout liability, (viii) professional fees related to completed mergers, and (ix) other income, net.

	Three months ended December 31,		Year ended December 31,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$5,237	$(23,534)	$42,090	$(30,302)
Stock based compensation	959	1,552	5,767	1,630
Depreciation and amortization	181	174	544	479
Interest income	(1,413)	—	(1,413)	—
Interest expense, net of capitalized interest	(1)	175	2,838	341
Change in fair value of derivative liabilities	(100)	1,036	1,326	1,088
Change in fair value of warrants liability	(2,838)	17,370	4,525	18,498
Change in fair value of earnout liability	(8,480)	—	(75,488)	—
Professional fees related to completed mergers	—	—	640	—
Other income, net	(160)	(568)	(811)	(805)
Adjusted EBITDA	$(6,615)	$(3,796)	$(19,982)	$(9,071)